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Exhibit 99.1

BOULDER, CO December 29, 1998 - Image Guided Technologies, Inc. (BSE: IGK) said that as of the close of business Monday, December 28, 1998, its stock will no longer be traded on the Nasdaq SmallCap market and will continue to be traded on the Boston Stock Exchange. IGT's stock will also be quoted on the OTC-bulletin board.

Image Guided Technologies designs, develops, manufactures and markets products for real-time, precise, free-hand, localization of points in 3D space. In medical applications, FlashPoint determines the position of specially designed surgical instruments relative to a patient's anatomy and CT or MR images during Image guided surgical procedures. In industrial applications such as parts inspection and motion tracking, the Company's Pixsys localizer measures the position or shape of objects in 3D space, Brimfield Precision, Inc. is an ISO9001 certified manufacturer of general and minimally invasive surgical instruments and orthopedic implants.

Statements in this release that are not strictly historical may be "forward-looking" statements, which involve risks and uncertainties. These include, but are not limited to, potential fluctuations in operating results, bank debt, dependence on few customers, technological changes protection of intellectual property rights, competition, regulation by the FDA, risk of product liability claims, possible changes in healthcare regulation, shortages of labor and dependence on key management and technical personnel. See the Company's most recent reports on Form 10-QSB and Form 10-KSB.